                                                                    Exhibit 10.1

                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

                                 CONTRACT ORDER
                                       TO
                            MASTER SERVICES AGREEMENT
                                     BETWEEN
                        SPRINT/UNITED MANAGEMENT COMPANY
                                       AND
                             RMH TELESERVICES, INC.


THIS CONTRACT ORDER NO. B0000 ("Contract Order") effective January 1st, 2002 ("Effective Date") in accordance with MASTER SERVICES AGREEMENT NO. CM011467KSS ("Agreement") is between Sprint/United Management Company ("Sprint'), a Kansas corporation, and RMH Teleservices, Inc. ("RMH"), a Pennsylvania corporation.

Pursuant to this Contract Order and the terms of the Agreement, RMH agrees to supply and perform certain services related to the project as set out more fully below, in consideration of the payment by Sprint at the rates set out below.

This Contract Order is for a specific project within the market defined by Sprint as the Long Distance Division (LDD). The Services RMH will provide for this market concentration is verification on the sale of Sprint's telecommunication services.

1.   Term. The term of this Cotract Order shall commence as of the effective
     ----
     date of this Contract Order and end on December 31st, 2002 ("Initial Term"). This Contract Order and all its terms and conditions will be automatically renewed on a year-to-year basis, unless either party gives notice of its intent not to renew at least 60days before the expiration of the Initial Term or the then current term.

2.   RMH Responsibilities. On and subject to the terms and conditions of this
     --------------------
     Contract Order, RMH shall provide the following verification Services to Sprint according to the following terms:

     2.1 RMH shall act as an independent contractor for Sprint performing verification contacts on the sale of Sprint's telecommunications services. Verification contacts, defined as verbal communication with the responsible billing party (the "Customer") originating the agreement (also referred to as an "Order") to allow Sprint to provide defined telecommunications services as defined in the Order ("Ordered Services"), will be initiated from RMH facilities in Thunder Bay, Ontario.

     2.2 RMH shall receive the data on all new Orders to be verified through Sprint's order entry system, by mail, fax, e-mail or the Internet. Sprint shall make its order entry system available to RMH, and shall assist RMH in making RMH's system compatible and functional with Sprint's order entry system.

     2.3 RMH shall initiate verification by making verbal communication with the Customer to allow Sprint to provide Ordered Services.

     2.4 Such verbal communication shall verify the Customer's authorization to allow Sprint to provide the Ordered Services and to switch service as necessary. If Customer does not authorize Sprint to provide the Ordered Services, RMH shall terminate the call, and note call disposition status in the appropriate on-line system. If Customer authorizes Sprint to provide the Ordered Services, RMH shall:

                         Sprint Proprietary Information

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                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

               2.4.1    Verify the Customer's demographic information.

               2.4.2    Confirm the Ordered Services.

               2.4.3 Adhere to scripts provided by Sprint to comply with FCC and State regulations.

               2.4.4 Provide outbound/inbound services from 8:00 a.m. CST to 11:00 p.m. CST Monday through Sunday for most sales channels. In addition, provide services from 11:00 p.m. to 8:00 a.m. for PCS sales channels, or as otherwise requested by Sprint to meet the needs of the business and agreed to by RMH. Hours beyond those indicated will be negotiated between Sprint and RMH.

      2.5 The completion of the above requirements in sections 2.4.1 through 2.4.4 above, and the subsequent disposition of the call outcome by RMH shall constitute a "Completed Verification Contact".

      2.6 In performing the Services under this Contract Order, RMH shall adhere to the following procedures:

               2.6.1 RMH will list the appropriate Sprint assigned Group Code to each order verified for tracking, reporting and compensation purposes. "Group Code" is defined as a unique Sprint numeric identifier assigned by Sprint to its internal divisions or departments.

               2.6.2 Verification of Orders for on-line customers transferred by the sales agent conferencing the Customer on via an 800 number(s) terminating at the verification facility.

               2.6.3    If on-line verification is not achieved under Section
                        2.6.1 above, RMH must place an outbound call.

               2.6.4 If the Customer cannot be reached within the 48-Hour Period, Sprint agrees to send the customer a call back letter that includes a toll free number to confirm the sale.

               2.6.5 RMH shall fully support the inbound toll free calls described in Section 2.6.4 in accordance with Section
                        2.7 below.

               2.6.6 With respect to orders handled by RMH, RMH shall maintain on-going sign-on and targeting maintenance in Sprint's order entry systems. Targeting is the management of the presentation of Orders to be worked to RMH's Verification Service Representatives ("VSRs") for the purpose of verifications. RMH must also assign group codes to all VSR's Amos sign-on's. RMH will only be compensated for orders with the RMH group code.

               2.6.7 RMH shall audio record all third party verification calls processed. RMH shall first gain the customer's approval for the audio recording and upon approval record each call. RMH shall meet the following requirements in regard to the audio recording process.

                        2.6.7.1 The ability to retrieve the audio recording for a particular customer.

                        2.6.7.2 The ability to retrieve by the customer's working telephone number ("WTN") that is
                                                            ---
                                 being switched to Sprint within 48 hours (2 business days).

                         Sprint Proprietary Information

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                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

                2.6.7.3 Capability of transferring the audio recording to a wave file that can be sent to Sprint via electronic mail when Sprint has the capability to read a wave file. The wave file must be sent to Sprint within 24 hours of the request. This is Sprint's preferred method of retrieval.

                2.6.7.4 Capability of mailing a hard copy of the recording to Sprint upon request. The hard copy must be sent to Sprint within 48 hours of the request.

                2.6.7.5 RMH must maintain all audio recordings for a period of 2 years 6 months from the verification date.

                2.6.7.6 If Sprint and RMH terminate this Contract Order, all audio recordings created under this Contract Order will still be provided to Sprint by RMH for a period of 2 years 6 months from the date of the verification, and in the same format, at no additional cost to Sprint.

                2.6.7.7 When requesting a copy of an RMH audio recording, Sprint agrees to supply the Customer's WTN upon request. If RMH can not locate the recording with the WTN only, upon notification by RMH within 24 hours, Sprint agrees to provide the following information: the date and time of the sale, the date and time of the verification and the ASG number for the VSR confirming the call so that it can be determined to be a valid RMH audio recording.

                2.6.7.8 For every valid RMH Audio Recording that can not be produced by RMH, RMH will reimburse Sprint for the charges associated with settlement of each slamming charge and for all operational costs incurred by Sprint to prepare for the settlement case. Voluntary contributions, as negotiated by Sprint and the appropriate regulatory agency, will be made by RMH to the US Treasury (or appropriate legal entity) in settlement of Slamming disputes and fines imposed by Federal, State, or Local regulatory bodies that are incurred by Sprint due to RMH's failure to retrieve a valid RMH audio recording due to the negligence of RMH
                                                              ----------
                         personnel. RMH's liability under this Section 2.6.7.8 will be limited to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence, with a contract year limitation of liability of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. RMH shall not be penalized if the recording cannot be located due to a technological issue. RMH agrees to notify Sprint in writing within 24 hours of identification of any problem that could adversely affect the audio recording process. Additionally, RMH agrees to maintain a log of technological issues identified related to audio recordings.

                2.6.7.9 RMH will provide monthly wave files to Sprint for audio recordings requested by Sprint. RMH will also convert to wave files a random sampling of 50-70 audio recordings performed in connection with this Contract Order on a monthly basis that will be logged and stored in a dedicated computer for Sprint's retrieval and review at its option and at its chosen time and date.

                         Sprint Proprietary Information

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

                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

         2.7 Performance Standards. In performing the services under this Contract Order, RMH shall, subject to the terms hereof, achieve Performance Standards described in this Section 2.8 on a monthly basis unless stated otherwise on the specific sales channels designated by Sprint which are supported by RMH.

                  2.7.1 [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all residential Orders to be verified are to have Completed Verification Contacts within the 48 -Hour Period.

                  2.7.2 No more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the residential Orders will be sent the call back letter.

                  2.7.3 [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all commercial Orders to be verified are to have Completed Verification Contacts within the 48-Hour period.

                  2.7.4 No more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the commercial Orders will be sent the call back letter.

                  2.7.5 No more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of residential Orders will be pending weekly.

                  2.7.6 No more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of commercial Orders will be pending weekly.

                  2.7.7 A minimum of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all inbound calls will be answered daily.

                  2.7.8 A minimum of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all inbound calls will be answered within 11 seconds daily.

                  2.7.9 If due to the act, omission to act, or fault of Sprint, RMH does not have necessary access to data or is unable to receive data, including if due to slow system response time (greater than forty-five (45) seconds between screens), in a timely manner necessary to meet performance standards, RMH will be deemed to have met the performance standards during the access problem time period. The Sprint verification team must be notified in writing within 1 hour of the occurrence. Such notification will include: system(s) impacted by the problem, number of orders impacted by the problem, and the documentation by RMH in working with Sprint to resolve the issue.

                  2.7.10 RMH shall meet Quality Assurance measurements as mutually agreed upon in writing by both parties. RMH shall perform monitoring on [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of total orders processed per VSR per month.

         2.8      Staffing

                  2.8.1    RMH agrees to provide sufficient staff within three
                           (3) weeks (two weeks for hiring and one week for training) of RMH's receipt of an increase staffing notification from Sprint based on increased sales budget. The three-week period may be extended as mutually agreed upon in writing by RMH and Sprint if training needs to be longer than one (1) week, which agreement shall not be unreasonably withheld by either party.

                  2.8.2    RMH shall provide at no additional charge to Sprint:

                           a.   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL
                                TREATMENT]
                           b.   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL
                                TREATMENT]
                           c.   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL
                                TREATMENT]
                           d.   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL
                                TREATMENT]
                           e.   [REDACTED DUE TO REQUEST FOR CONFIDENTIAL
                                TREATMENT]

                  2.8.3 RMH shall provide training on the Sprint verification process, hereunder by trainers employed by RMH who have been certified by RMH on Sprint's program.

                         Sprint Proprietary Information

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                                                              Contract Order No.
                                        Master Service Agreement No CM011467KSS.

               2.8.4 RMH shall provide up to one week of Sprint training for all new RMH employees, to be performed by RMH trainer.

               2.8.5 RMH agrees to provide at least one full-time supervisor fluent in Spanish at no additional charge to Sprint, if Sprint business requires 5 or more Spanish speaking VSRs. The Supervisor will be considered a working "VSR".

               2.8.6 VSR focus group feedback will be made available to the Sprint Account Manager on a weekly basis in a format agreed upon by Sprint and RMH.

          2.9  Reporting

               2.9.1 RMH shall produce, at its own expense, a monthly review deck using a mutually agreed upon format for reports and supporting documentation depicting results of the required Performance Standards.

               2.9.2 RMH managers or supervisors supporting the Sprint TPV Services will participate in daily Sprint "huddles" and meetings via conference calls.

               2.9.3 RMH shall monitor daily reports generated by Sprint and/or RMH to overall manage the Services.

               2.9.4 RMH shall provide its standard ACD reporting depicting: inbound calls taken by 800# (DNIS), average speed of answer, abandon rate and number of agents on the phones by half-hour.

               2.9.5 RMH shall provide a weekly and monthly consolidation of ACD reporting.

               2.9.6 RMH agrees to report unusual or sub-standard activity as related to verification services within two (2) days of identification.

               2.9.7 RMH agrees to provide monthly operational reviews to Sprint management at a designated and active RMH facility.

               2.9.8 RMH agrees to provide a monthly report of the number of customer inquiries received.

               2.9.9 Sprint agrees to provide accurate reporting to RMH within 10 business days of the end of the calendar month which details the inbound and outbound confirmed calls for all environments supported by RMH.

               2.9.10 RMH will perform root cause analysis for unconfirmed orders and provide those results to Sprint upon request.

          2.10 Hardware/Equipment

               2.10.1 RMH shall provision and support all VSR workstation hardware for connection to Sprint owned AS400 controllers.

               2.10.2 RMH shall bear all costs associated with the purchase and operation of the VSR workstations. Such workstations shall be connected in a local area network ("LAN") with sufficient security to prevent unauthorized access to Sprint information. All stations will have at least the following characteristics:

                         Sprint Proprietary Information

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                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

                  a.              Pentium III Processor, 500 MHZ
                  b.              256 Megabyte RAM
                  c.              3 Gigabyte hard drive
                  d.              IBM Token Ring or Ethernet card
                  e.              17" Color Monitor
                  f.              101/102 Enhanced Keyboard
                  g.              Mouse
                  h.              Windows NT

         2.10.3 RMH shall provide a dedicated Printer (Hewlett Packard or H/P emulated) for daily / weekly / monthly reporting assigned to Sprint's AS400 system.

         2.10.4 RMH shall be responsible for the cost of all VSR workstation telephone hardware and software. Sprint shall provide T1's and CSU's/DSU's. The CSU/DSU will be the Sprint Demarc.

         2.10.5 RMH shall be responsible for all voice connections and equipment from the CSU/DSU to RMH' facility.

         2.10.6 RMH will provide a comprehensive Disaster Recovery plan to Sprint. The plan shall include the timeframes for notification of system downtime, the parties to be notified, including escalation points of contact. RMH and Sprint to determine if a second site for redundancy is needed.

         2.10.7 RMH shall provide compatibility with Sprint's current network routing product for acceptance of inbound overflow calls.

         2.10.8 All other hardware and software costs necessary to meet Sprint operational requirements will be negotiated

2.11     Invoicing

         2.11.1 RMH agrees to provide [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] invoices detailing all agreed upon charges in accordance with Section 2.4 of the Agreement by the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. To meet the agreed upon date in this Section 2.11.1, Sprint must provide RMH with the proper reports necessary to complete the invoices no later than the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

         2.11.2 RMH's monthly invoice will be broken down by each Sprint sales channel supported (i.e., BSG and CSG sales channels).

         2.11.3 Payment of invoices is expected within [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] days of the date of issue as indicated on the invoice. RMH will invoice monthly for the Services performed by RMH. Invoices will reference Contract Order No. B0000____ and be distributed as follows by the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] business day of the following month:

                  Sprint:         Sprint Supplier Disbursements
                                  6860 W. 115/th/ Street
                                  Mailstop:  KSOPKD0101
                                  Overland Park, KS 66211
                                  Phone: (888) 283-4636 (INFO)
                                  Fax: (913) 433-1941

                         Sprint Proprietary Information

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

                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

                           Copy:            Sprint
                                            Keith Rose
                                            903 E. 104/th/ Street
                                            Mailstop: MOKCMW0906
                                            Kansas City, MO 64131
                                            Phone: (816)854-7904
                                            Fax:   (816)854-7055

         2.12     General

                  2.12.1 RMH agrees to provide Sprint management with temporary shared workspace within the operating location. This space will be equipped with analog line for modem hook-up and telephone with inbound/outbound calling ability; both connected to the Sprint dedicated T1.

                  2.12.2 To the extent legally permitted, RMH agrees to allow Sprint employees to remote monitor VSRs working under the terms of this Contract Order. RMH shall provide unassisted monitoring capability via phone from anywhere in the United States.

                  2.12.3 In the event Sprint receives a complaint from a customer or regulatory agency, Sprint will so notify RMH and RMH must resolve the complaint as soon as reasonably practicable after actual receipt of notification. Under all circumstances RMH agrees to provide complaint resolution status within 48 hours in writing to Sprint and every 48 hours thereafter until the complaint is resolved to Sprint's satisfaction. RMH shall follow Sprint's accepted resolution process.

                  2.12.4 The identities (including but not limited to the name, address and telephone number) of the persons contacted as customers or potential customers for Sprint by RMH during the term of this Contract Order are trade secrets belonging to Sprint. RMH shall not sell, release or otherwise disclose the identities of such person it has contacted, or any other trade secrets of Sprint, to any third party at any time.

                  2.12.5 RMH shall provision to provide DNIS routing and display within five (5) days of receipt by RMH of Sprint's written routing request.
                           RMH shall respond to Sprint within twenty-four (24) hours of receipt of electronic mail messages.

                  2.12.6 If Supplier has more than 1 major infraction or escalation as determined by Sprit during the term of this Contract Order, Sprint may, at its sole decision, require RMH to increase monitoring to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

3.       Sprint Responsibilities.
         -----------------------

         3.1 Sprint shall provide access to all databases required to perform the verification function and other duties hereunder. Database access can be modified at any time and is controlled solely by Sprint management. Sprint will not modify or restrict database in any manner that would result in non-performance by RMH or would otherwise hinder RMH's performance hereunder.

                        Sprint Proprietary Information

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                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

         3.2 Sprint shall provide the data circuits and controllers necessary to support connection to Sprint's AS400 computer.

         3.3 Sprint shall provide access to any necessary training and other materials relating to new products, promotions, etc.

         3.4 Sprint shall provide notice of all sales efforts and promotions that may impact RMH's job requirements and performance, sufficiently far in advance so as to enable RMH to meet its job requirements and performance.

         3.5 Sprint shall provide, at Sprint's expense, an Account Manager who will act as the primary Sprint contact and who will have primary responsibility for assuring compliance with the terms of this Contract Order.

         3.6 Sprint shall provide written notification to RMH two weeks prior to a holiday, when holiday coverage is needed. Holidays are defined as: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day. Notification is to include projection by language and hours of operation.

   4.    Compensation.  RMH shall be paid for the Services performed  in
         ------------
         accordance with the terms of this Contract Order at thefollowing rates:


         4.1 RMH's agreed upon rate with Sprint is [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per "Completed Verification Contact". The [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] is inclusive of all telecommunication charges. (A "Completed Verification Contact" is described in sections
                  2.4.1 through 2.4.4).

                  4.2 RMH's agreed upon rate with Sprint for all overnight (12:00am-7:59am) hours will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].
                  4.3 RMH agreed upon rate with Sprint for all Spanish hours will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per complete from 8:00am-7:59pm.
                           The agreed upon rate from 8:00pm-7:59am will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

         4.5 Application Development. Upon written request by Sprint, detailing requirements for new application or database setup, RMH shall develop a formal detailed cost estimate within five business days after receipt of request. RMH's agreed upon development rate with Sprint is [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. In all cases where RMH prepares a formal estimate, Sprint and RMH shall review the estimate, and shall agree on a firm price basis for the work, either as an hourly rate, or a firm unit price, prior to any such work being done by RMH.

         4.3 Dispute Resolution/Arbitration. For purposes of section 16.1 of the Agreement both parties agree to give the other party notice of any dispute not resolved in the normal course of business by contacting the following parties:

                         Sprint Proprietary Information

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                                                              Contract Order No.
                                       Master Services Agreement No CM011467KSS.

                  Sprint:  Group Manager                   RMH:  Vice President
                           Todd Muscari                          Michael Politz
                           6360 Sprint Pkwy, Bldg 5              40 Morris Avenue
                           Overland Park, KS 66251               Bryn Mawr, PA  19010
                           Mailstop:  KSPOHE0410-4B426           Phone: (800) 367-5733
                           Phone:  (913)762-2107                 Fax:   (610) 526-9091
                           Fax:    (913)762-0510

                           Director                              Senior Vice President
                           Jeff Balagna                          Jim McGrath
                           903 E. 104/th/ Street                 40 Morris Avenue
                           Mailstop:  MOKCMW0906                 Bryn Mawr, PA  19010
                           Kansas City, MO  64131                Phone: (800) 367-5733
                           Phone:  (816)854-7506                 Fax:   (610) 520-9091
                           Fax:    (816)854-7392

                           Vice-President                        COO
                           Gary R. Owens                         Bob Berwanger
                           6330 Sprint Parkway, Bldg. 1          40 Morris Avenue
                           Mailstop: KSOPHA0306-3A851            Bryn Mawr, PA 19010
                           Overland Park, KS  66251              Phone: (800) 367- 5733
                           Phone:  (913) 762-4548                Fax:   (610) 520-5354
                           Fax:    (913) 762-0123


         4.4 Changes or Amendments. The terms and conditions of this Contract Order may be not amended or changed unless agreed to by both parties in writing or as may be allowed in the terms of the Agreement.

         4.5      Incorporation of Terms of Master Agreement. This Contract
                  ------------------------------------------
                  Order is entered into by the parties pursuant to the Agreement. All of the terms, provisions and conditions of the Agreement are hereby incorporated herein and made a part hereof as if such terms, provisions and conditions were fully set forth in this Contract Order. By their execution and delivery of this Contract Order, the parties hereby reaffirm, and agree to be bound by, all of the terms, provisions and conditions of the Agreement.

SIGNED

SPKNT/UNITED MANAGEMENT                            RMH TELESERVICES, INC.

/s/ Kathleen Sherrer                               /s/ Paul J. Burkitt
---------------------------                        -----------------------------
(Signature)                                        (Signature)

    Kathleen Sherrer                                   Paul J. Burkitt
---------------------------                        -----------------------------
(Print Name)                                       (Print Name)

Assoc. Negotiator                                  EVP Sales & Marketing
---------------------------                        -----------------------------
(Title)                                            (Title)

     12/14/01                                              12/10/01
---------------------------                        -----------------------------
(Date)                                             (Date)

                         Sprint Proprietary Information

                                       9